SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2008
GRAYMARK HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-34171	20-0180812
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

210 Park Avenue, Suite 1350
Oklahoma City, Oklahoma	73102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
     On December 5, 2008, we, at Graymark Healthcare, Inc., entered into an Employment Agreement with each of Joseph Harroz, Jr. and Rick D. Simpson. The material terms of the Employment Agreements are summarized below.
     Employment Period. The initial term of employment is three years commencing on July 1, 2008 (the “effective date”). On each anniversary date the employment term will be automatically extended. If at least 120 days prior to the anniversary date, we may notify Mr. Harroz or Mr.Simpson that the employment period will not be extended, but the employment term will continue for the remainder of the then current employment term.
     Executive Officer Position. In accordance with the terms of the employment agreements, Mr. Harroz is employed as our President and Chief Operating Officer, and Mr. Simpson is employed as our Chief Financial Officer. Each of Messrs. Harroz and Simpson is to provide all services reasonably required to fully execute his duties and responsibilities. Each of them is permitted, to the extent the activities do not interfere with the performance of his duties and responsibilities or violate the terms of his Employment Agreement, to (i) manage his personal, financial and legal affairs, and (ii) serve on industry, civic or charitable boards or committees.
     Compensation. Messrs. Harroz and Simpson are to receive an annual base salary of $250,000 and $135,000, respectively, subject to increase by our Compensation Committee. We agreed to grant to Messrs. Harroz and Simpson 100,000 and 30,000 shares, respectively, of restricted stock under our 2008 Long-Term Incentive Plan, the shares vesting in two equal installments on July 23, 2009 and 2110. In addition, we agreed to make additional grants of 150,000 and 45,000 shares, respectively, to Messrs. Harroz and Simpson in July 2009 and 2010 in accordance with our 2008 Long-Term Incentive Plan. Each will be entitled to participate in the employee benefit plans and programs maintained and provided to our executive officers and employees. Each is entitled to reimbursement of reasonable and ordinary expenses incurred on our behalf based upon substantiated documentation of the expenditure. Each of Messrs. Harroz and Simpson is entitled to 20 business days of annual vacation.
     Employer Termination. We may terminate either agreement with or without cause on 30-day notice. The bases for a “for cause” termination are (i) the conviction or a plea of no contest to a felony that relates to his employment; (ii) an act or acts of dishonesty taken and intended to result in substantial personal enrichment at our expense; or (iii) the “willful” failure to follow a direct lawful written order from the chairman of our board of directors, within the reasonable scope of his duties and the failure is not cured within 30 days. However, no act or failure to act by Mr. Harroz or Mr. Simpson will be deemed “willful” unless done or omitted to be done by him, not in good faith and without reasonable belief that his action or omission was in our best interest.
     Each of Messrs. Harroz and Simpson has the right to terminate his employment for “good reason” defined as
•	a material diminution in his authority, duties or responsibilities;
•	our reduction of his base salary or a reduction in the equity incentives described above;
•	the requirement that he be based at any office or location that is more than 60 miles from our Oklahoma City, Oklahoma offices, except for travel reasonably required in the performance of his responsibilities; or
•	any other action or inaction that constitutes our material breach of the employment Agreement, including the failure of our successor to assume the employment agreement.
In the event termination for “good reason” (or “without cause” by us) we agreed to pay Mr. Harroz or Mr. Simpson 200% of his base salary (initially $500,000 and $270,000, respectively) and insurance benefits for 18 months.

     Confidentiality. Each of Messrs. Harroz and Simpson is required to maintain the confidentiality of the information that constitutes trade secrets or is of a business or confidential nature, regardless of the source of the confidential information or how it was obtained.
     Non-solicitation Covenants. During one year following his employment termination, each of Messrs. Harroz and Simpson agreed either personally or by or through his agent or by letters, circulars or advertisements and whether for himself or on behalf of any other person, seek to persuade any one of our employees or any person who was one of our employees during the one-year period, to discontinue his or her employment with us or to become employed in a business or activities likely to be competitive with ours.
     Arbitration. Any dispute or controversy arising out or relating to the Mr. Harroz or Mr. Simpson’s employment or employment termination that cannot be resolved by agreement will be submitted to binding arbitration before a single arbitrator in accordance with the Rules for Commercial Cases of the American Arbitration Association and in accordance with the Federal Arbitration Act. The arbitrator’s judgment will be final and binding, subject solely to challenge on the grounds of fraud or gross misconduct. The arbitrator will be limited to awarding compensatory damages. The arbitration proceedings will be the sole and exclusive remedies and procedures for the resolution of disputes and controversies; however, a preliminary injunction or other provisional judicial relief may be sought if deemed reasonably necessary to avoid irreparable damage or to preserve the status quo pending arbitration.
Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On December 5, 2008, our board of directors approved and adopted the Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan (the “Incentive Plan”)
     The Incentive Plan is established to create equity compensation incentives designed to motivate our directors and employees to put forth maximum effort toward our success and growth and enable our ability to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to our success. The Incentive Plan provides for the grant of stock options, including incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)), restricted stock awards, performance units, performance bonuses and stock appreciation rights to our employees and the grant of nonqualified stock options, stock appreciation rights and restricted stock awards to non-employee directors, subject to the conditions of the Incentive Plan (“Incentive Awards”).
     The Incentive Plan consists of three separate stock incentive plans, a Non-Executive Officer Participant Plan, an Executive Officer Participant Plan and a Non-Employee Director Participant Plan. Except for administration and the category of employees eligible to receive incentive awards, the terms of the Non-Executive Officer Participant Plan and the Executive Officer Participant Plan are identical. The Non-Employee Director Plan has other variations in terms and only permits the grant of nonqualified stock options and restricted stock awards. Each incentive award will be pursuant to a written award agreement. The Incentive Plan is designed to provide flexibility to meet our needs in a changing and competitive environment while minimizing dilution to our shareholders. We do not intend to use all incentive elements of the Incentive Plan at all times for each participant but will selectively grant the incentive awards and rights to achieve long-term goals.
     The Plan became effective on October 29, 2008 and has a term ending October 29, 2018 during which incentive awards may be granted; the Incentive Plan will continue in effect until all matters relating to the payment of incentive awards and administration are settled.
     Shares Subject to the Incentive Plan. Incentive awards may be made for a total of 3,000,000 shares of our common stock of which 1,000,000 are to be used for the grant of incentive stock options. During the term of the

Incentive Plan, we are required to reserve and keep available sufficient shares to satisfy the requirements of the Incentive Plan.
          Administration of the Plan by the Committee. The Non-Executive Officer Participant Plan is administered by our Compensation Committee. The Compensation Committee may, at its discretion, delegate authority to the Regular Award Committee, a committee appointed by our Compensation Committee, to administer the Non-Executive Officer Participant Plan to the extent permitted by applicable law, rule or regulation. The Regular Award Committee may only act within guidelines established by the Compensation Committee. The Executive Officer Participant Plan is administered by the Compensation Committee. Subject to the provisions of the Incentive Plan, our Compensation Committee or Regular Award Committee (the “Committee”) shall have exclusive power to:
•	Select the employees to participate in the Incentive Plan;

•	Determine the time or times when incentive awards will be made;

•	Determine the form of an incentive award (stock option, restricted stock award, performance unit, performance bonus or stock appreciation right), the number of common stock shares or performance units subject to the incentive award, the amount and all the terms, conditions (including performance requirements), restrictions and limitations of an incentive award, including the time and conditions of exercise or vesting, and the terms of any incentive award agreement;

•	Determine whether incentive awards will be granted singly or in combination;

•	Accelerate the vesting, exercise or payment of an inventive award or the performance period of an incentive award;

•	Determine extent an incentive award may be deferred, either automatically or at the election of the participant or the Committee; and

•	Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.
          Our board of directors has the exclusive power to select non-employee directors to participate in the Incentive Plan and to determine the number of non-qualified stock options, stock appreciation rights or shares of restricted stock awarded to the participating directors. Our Compensation Committee administers all other aspects of the Incentive Awards made to participating directors.
          The Committee in its sole discretion shall have the authority, subject to the provisions of the Incentive Plan, to establish, adopt, or revise such rules and regulations and to make all determinations relating to the Incentive Plan, as it may deem necessary or advisable for the administration. The Committee’s interpretation of the Incentive Plan or any incentive awards and all decisions and determinations by the Committee shall be final, binding, and conclusive.
          Incentive Plan and the incentive awards are intended to qualify as “qualified performance based compensation” under Section 162(m) of the Code. Accordingly, the Committee will make determinations as to performance targets and all other applicable provisions of the Incentive Plan as necessary in order for it and incentive awards to satisfy the requirements of Section 162(m) of the Code.

          Grant of Awards. Awards granted under the Incentive Plan shall be subject to the following conditions:
•	The aggregate number of common stock shares subject to the grant of stock options or stock appreciation rights to an employee in any calendar year may not exceed 500,000;

•	the aggregate number of common stock shares subject to the grant of restricted stock awards and performance unit awards to an employee in any calendar year may not exceed 250,000;

•	The maximum amount made subject to the grant of performance bonuses to an employee in any calendar year may not exceed $500,000;

•	Any common stock shares related to incentive awards which (i) terminate by expiration, forfeiture, cancellation or otherwise, (ii) are used or withheld to pay an incentive award’s exercise price or withholding taxes, or (iii) are exchanged in the Committee’s discretion for inventive awards not involving common stock, will be available again for grant and shall not be counted against the 3,000,000 shares authorized under the Incentive Plan;

•	Any common stock shares delivered by us in payment of an incentive award authorized under may be authorized and unissued common stock or common stock held as treasury shares;

•	The Compensation Committee has the sole discretion to determine the manner in which fractional shares arising under the Incentive Plan will be treated;

•	The Compensation Committee will from time to time establish guidelines for the Regular Award Committee regarding the grant of incentive awards to employees;

•	Separate certificates or a book-entry registration representing common stock shares will be delivered to a participant upon the exercise of any stock option;

•	The Committee is prohibited from canceling, reissuing or modifying incentive awards if the action will have the effect of increasing the exercise price of options or repricing the participant’s incentive award adversely to the participant’s benefit without the prior written consent of the participant;

•	Our non-employee directors may only be granted nonqualified stock options, stock appreciation rights or restricted stock awards;

•	The aggregate number of our common stock shares made subject to the grant of stock options or stock appreciation rights to any individual non-employee director in any calendar year may not exceed 100,000;

•	In no event may more than 75,000 shares of restricted stock be awarded to any individual non-employee director in any calendar year; and

•	The maximum term of any incentive award may not exceed 10 years.
          Grant of Options. Subject to the terms of the Incentive Plan, the Committee grants and determines the terms and conditions of options (incentive stock options or non-qualified stock options) granted to our employees. Our board of directors may grant non-qualified stock options to our non-employee directors and determine the terms and conditions of those options, subject to the terms of the Incentive Plan. Each option must be evidenced by an award agreement executed by the participant and us, and shall contain such terms and conditions and be in a form as the Committee may from time to time approve. Each option will be subject to the following conditions:
•	Exercise Price — The option exercise price must be stated and set by the Committee at the date of grant at the closing sale price of our common stock on that date;
•	Form of Payment — The exercise price of an option may be paid
•	in cash or by check, bank draft or money order payable to the order of the Company;

•	by delivering our common stock shares having a “fair market value” on the date of payment equal to the amount of the exercise price, unless this payment of the exercise price would result in an adverse accounting charge or expense for financial accounting purposes with respect to the shares used to pay the exercise price unless otherwise determined by the Committee; or

•	a combination of the foregoing.
The Committee may permit an option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Committee.
•	Exercise of Options — Options may be exercised, in whole or in installments and at times, and may expire at the time, as provided in the incentive award agreement.
•	Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, relate to
•	the period or periods and the conditions of exercisability of an option;

•	the minimum periods during which participants must be employed with us or must hold options before they may be exercised;

•	the minimum periods during which shares acquired upon exercise must be held before sale or transfer would be permitted;

•	conditions under which the options or shares may be subject to forfeiture;

•	the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time;

•	our achievement of specified performance criteria; and

•	non-compete and protection of business matters.
          Special Restrictions Relating to Incentive Stock Options — Options issued in the form of Incentive Stock Options may only be granted to our employees.
          Grant of Restricted Stock Awards. The Committee may grant a restricted stock award to an employee in its discretion; similarly our board of directors may grant a restricted stock award to our non-employee directors. Each restricted stock award may be evidenced in the manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates, and by an incentive award agreement setting forth the terms of the restricted stock award. A restricted stock award will be subject to the following:
• Restriction Period — Each restricted stock award may require the holder to remain in our employment for a prescribed period, vesting conditions, achievement of specified operational, financial or stock performance criteria and the lapse of the restrictions.
• Restrictions — The holder of a restricted stock award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the common stock shares represented by the restricted stock award during the applicable restriction period. The Committee may impose other restrictions and conditions on any common stock shares covered by a restricted stock award deemed advisable including restrictions under applicable securities laws, and may legend the certificates representing restricted stock to give appropriate notice of the restrictions.
• Rights as Stockholders — During any restriction period, the Committee may, in its discretion, grant to the holder of a restricted stock award all or any of the rights of a shareholder with respect to the shares, including the right to vote the shares and to receive dividends. If any dividends or other distributions are paid in common stock shares, those shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.
• Grant of Awards. The Committee may grant monetary units (“performance units”) to our employees. Each incentive award of performance units will be evidenced by an incentive award agreement setting the terms and conditions and in a form as the Committee may approve. Each incentive award of performance units will be subject to the terms and conditions established by the Committee including those relating to
•	the minimum periods during which participants must be employed by us;

•	conditions under which the performance units may be subject to forfeiture;

•	our achievement of specified performance criteria; and

•	non-compete and protection of business matters.
The Committee will establish performance targets for each incentive award for a period of no less than a year based upon some or all of the performance criteria. The Committee shall also establish such other terms and conditions as it deems appropriate to incentive award. The incentive award may be paid out in cash or our common stock shares as determined in the sole discretion of the Committee.
     Grant of Performance Bonus. The Committee may grant a cash bonus (“performance bonus”) to our selected employees. The Committee will determine the amount that may be earned as a performance bonus in any period of one year or more upon the achievement of a performance target established by the Committee. The Committee will select the applicable performance target for each period in which a performance bonus is awarded. The performance target shall be based upon operational, financial or performance criteria. Payment of a performance bonus will be made within 60 days of its certification of achievement of applicable the performance target unless the participant-employee has previously elected to defer payment pursuant to a non-qualified deferred compensation plan adopted by us. Payment of a performance bonus may be made in either cash or our common stock shares as determined in the sole discretion of the Committee.
     Grant of Stock Appreciation Rights. The Committee may grant a stock appreciation right (“SAR”) to our employees or non-employee directors. Any SAR granted will be deemed to be an incentive award. SARs may be granted as an independent incentive award separate from an option or granted in tandem with an option. Each grant of a SAR shall be evidenced by an incentive award agreement setting forth the terms and conditions and be in a form as the Committee may from time to time approve, subject to the requirements of the Incentive Plan. The exercise price of the SAR shall not be less than the “fair market value” of a common stock share on the date of the grant of the SAR.
     SARs will be exercisable in whole or in installments and at the times provided in the incentive award agreement. The amount payable with respect to each SAR will be equal in value to the excess, if any, of the “fair market value” of a common stock share on the exercise date over the exercise price of the SAR. Payment of amounts attributable to a SAR will be made in our common stock shares or cash as provided in the incentive award agreement.
     SARs may be granted in tandem with an option, in which event, the participant will have the right to elect to exercise either the SAR or the option. Upon the participant’s election to exercise one of these incentive awards, the other tandem award will automatically terminate. In the event a SAR is granted in tandem with an incentive stock option, the Committee will subject the SAR to restrictions necessary to ensure satisfaction of the requirements under Section 422 of the Code.
     Stock Adjustments. In the event that the common stock shares as constituted on the effective date of the Incentive Plan
• changes into or are exchangeable for a different number or kind of shares of our stock or other securities or those of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or
• if the number of those common stock shares will be increased through the payment of a stock dividend, or
• if rights or warrants to purchase our securities will be issued to holders of our outstanding common stock, then there will be substituted for or added to each share available under and subject to the Incentive Plan, and each share theretofore appropriated under the Plan, the number and kind of shares of stock or other securities into which each outstanding common stock share will be changed or for which each share will be exchanged or to which each share will be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, with respect to options, in no event will the adjustment result in a modification of any option as defined in Section 424(h) of the Code. No fractional common stock shares or units of other securities will be issued pursuant to any adjustment, and any fractions resulting from any adjustment will be eliminated by rounding downward to the nearest whole share.
     Amendment or Termination of Plan. Our board of directors may alter, suspend or terminate the Incentive Plan and amend the Incentive Plan in any manner, but may not without shareholder approval adopt any amendment that would (i) increase the aggregate number of common stock shares available under the Incentive Plan, except by described above, (ii) materially modify the requirements as to eligibility for participation, or (iii) materially increase the benefits to participants.
     Termination of Employment; Termination of Service. If an employee’s employment with us terminates for a reason other than death, disability, retirement, or any approved reason, all unexercised, unearned, or unpaid incentive awards, including Incentive Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all associated accrued interest, if any, will be cancelled or forfeited, unless the employee’s incentive award agreement provides otherwise. The Compensation Committee will (i) determine the events constituting disability, retirement, or termination for an approved reason, and (ii) determine the treatment of a participant under the Incentive Plan in the event of his death, disability, retirement, or termination for an approved reason. The

Committee shall also determine the method, if any, for accelerating the vesting or exercisability of any Incentive Awards, or providing for the exercise of any unexercised Incentive Awards in the event of an employee’s death, disability, retirement, or termination for an approved reason.
     In the event a non-employee terminates service as a director, the unvested portion of any Incentive Award will be forfeited, unless otherwise accelerated pursuant to the terms of the non-employee director’s incentive award agreement or by our board of directors. The non-employee director will have the remaining term following the date he ceases to be a director to exercise any non-qualified stock options or stock appreciation rights that are otherwise exercisable on his date of termination of service.
     Non-transferability of Incentive Awards. The Incentive Award may be exercised during the lifetime of the participant only by the participant. More particularly, the Incentive Award will not be assigned, transferred (except as discussed above), pledged or hypothecated in any way whatsoever, will not be assigned by operation of law, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge hypothecation, or other disposition of the award contrary to the applicable transfer restrictions, will be null and void and without effect. However, in the event of a participant’s death, the Incentive Award may be transferred in accordance with a participant’s will, the applicable laws of descent and distribution or, with respect to Incentive Awards other than incentive stock options, a beneficiary designation that is in a form approved by the Committee and in compliance with the provisions of the Incentive Plan and the applicable incentive award agreement.
     Withholding Taxes. We are entitled to deduct from any payment or delivery of shares under the Incentive Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to the payment or share delivery, or may require the participant to pay to us the tax prior to and as a condition of the making of the payment or share delivery. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a participant to pay the amount of the taxes required to be withheld from an Incentive Award by (i) directing us to withhold from any payment or share delivery the number of common stock shares having a “fair market value” on the date of payment or share delivery equal to the amount of the required withholding taxes or (ii) delivering to us common stock shares owned for not less than six months (“mature shares”) having a “fair market value” on the date of payment or share delivery equal to the amount of the required withholding taxes.
     Change of Control. Incentive Awards granted may, in the discretion of the Committee, provide in the incentive award agreement that the Incentive Awards will immediately vest, become fully earned and exercisable upon the occurrence of an event that constitutes a “change of control.” In general a “change of control” will occur upon a person or a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B) acquiring 30% or more of our shareholder total voting rights or substantially all of our assets within a 12-month period, or a majority of our directors are replaced within a 12-month period.
     Amendments to Incentive Awards. Unless otherwise prohibited, the Committee may at any time unilaterally amend the terms of an incentive award agreement, whether or not then exercisable or vested. However, amendments that are adverse to the participant require the participant’s consent.
     Regulatory Approval and Listings. We are required to use our best efforts to register the common stock shares issuable pursuant to the Incentive Plan under the Securities Act of 1933, as amended, under a Form S-8 Registration Statement and maintain that registration. We do not have an obligation to issue common stock shares under the Incentive Plan prior to:
•	the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency that the Committee determines necessary or advisable; and

•	the completion of any registration or other qualification of the shares under applicable federal or state law, regulation or ruling of any governmental body that the Committee determines necessary or advisable.
     Governing Law. The Incentive Plan is governed by and construed in accordance with the laws of the State of Oklahoma except as superseded or preempted by applicable federal law.
     Other Laws. The Committee or our board of directors may refuse to issue or transfer any common stock shares or other consideration under an Incentive Award if, acting in its sole discretion, it determines that the issuance or transfer of the shares or the other consideration might violate any applicable law or regulation or entitle us to recover the shares or any gain or profit attributable to those shares under Section 16(b) of the Securities Exchange Act of 1934, as amended, and any payment tendered to us by a participant, other holder or beneficiary in connection with the exercise of an Incentive Award will be promptly refunded to the applicable participant, holder or beneficiary.
     For purposes of the Incentive Plan, “fair market value” is defined as “Fair Market Value” means (A) the closing sale price of the Common Stock as reported by the New York Stock Exchange or American Stock Exchange or (B) the average of the closing sale price of our common stock as reported by NASDAQ Global Market or NASDAQ Capital Market for the 10 trading days preceding the day for which the value is to be determined, or (C) the average of the closing sale price of our common stock as reported and quoted on a stock exchange if not the New York Stock Exchange or the American Stock Exchange, for the 10 trading days preceding the day for which the value is to be determined, or (D) the average of the closing sale price of our common stock as reported and quoted on the OTC Bulletin Board for the ten trading days preceding the day for which such value is to be determined, or (E) the average of the closing highest reported bid and lowest reported ask price as quoted in the “pink sheets” published by the National Daily Quotation Bureau for the 10 trading days preceding the day for which the value is to be determined, or (F) during any such time as our common stock cannot be valued pursuant to (A), (B), (C), (D) or (E) above, the fair market value will be as determined by our board of directors. In the event our common stock is listed, quoted or reported on more than one of the New York Stock Exchange, American Stock Exchange, NASDAQ Global Market, NASDAQ Capital Market, OTC Bulletin Board or the “pink sheets,” whichever of those that has the greatest volume of sales of our Common Stock during the preceding 10 trading days will be utilized for determining fair market value of our common stock.
Employment Agreements of Joseph Harroz, Jr. and Rick D. Simpson
     On December 5, 2008, we entered into an Employment Agreement with each of Joseph Harroz, Jr., our President and Chief Operating Officer, and Rick D. Simpson, our Chief Financial Officer. See Item 1.01 Entry into Material Definitive Agreement, above.
     Furthermore, on December 5, 2008, our Compensation Committee granted Joseph Harroz, Jr., our President and Chief Operating Officer and Rick D. Simpson, our Chief Financial Officer, stock grants of 100,000 and 30,000 common stock shares, respectively. On December 5, 2008, our common stock had a reported closing sale price on the NASDAQ Capital Market of $3.50 per share and the restricted share grants to Messrs. Harroz and Simpson had aggregate values of $350,000 and $105,000, respectively. One half of the stock grant shares will vest on July 23, 2009 and 2010 and if his employment terminates, other than as result of death or disability, without “for cause” termination , the unvested shares will be forfeited. In the event of a “change of control,” the share grants will become fully vested. These Incentive Awards are non-transferable. The shares were issued to Messrs. Harroz and Simpson without registration under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
4.1	Graymark Healthcare, Inc. 2008 Long-Term Incentive Plan.

10.1	Employment Agreement between Registrant and Joseph Harroz Jr. dated December 5, 2008.

10.2	Employment Agreement between Registrant and Rick D. Simpson dated December 5, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYMARK HEALTHCARE, INC. (Registrant)
By:	/S/ STANTON NELSON
Stanton Nelson, Chief Executive Officer

Date: December 9, 2008